UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 6, 2009

Kentucky USA Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-141480	20-5750488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Somerset Road, Suite 1, London, Kentucky		40741
(Address of principal executive offices)		(Zip Code)

(606) 878-5987

 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure

Attached hereto as Exhibit 99.1 is a press release issued by Kentucky USA Energy, Inc. (the “Company”) on May 6, 2009.

This press release announces that the Company has reached total depth (“TD”) of 2,500 feet on its J & J Johnston #4 well located on its leasehold in the New Albany Shale in western Kentucky.  This well’s log confirms that there is approximately 160 feet of black shale formation encountered in this well and is showing strong gas to the surface.  The geographical log confirms that the shale formation encountered in this well compares to that of wells evaluated in the Company’s 2008 reserves study.

In addition, the press release discloses that the Company’s two contracted drilling rigs have rigged down in anticipation of the Company’s drilling contractor commencing operations on the next two well locations once weather conditions improve.  To date, the Company has drilled 16 wells to TD on its leasehold in the New Albany Shale in western Kentucky.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and are not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.   Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release dated May 6, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kentucky USA Energy, Inc.

Date: May 6, 2009	By:	/s/ Steven Eversole
Steven Eversole
Chief Executive Officer